Exhibit 10.1

LEASE

GATEWAY MONTROSE, INC.,

a California corporation,

Landlord,

and

ASSET ACCEPTANCE, LLC,

a Delaware limited liability company,

Tenant

-i-

TABLE OF CONTENTS

(continued)

		Page
38.	RECORDATION	21

39.	SIGNAGE	21

40.	OPTIONS TO EXTEND	21

41.	LIMITATION OF LANDLORD’S LIABILITY	23

EXHIBIT A – ~~FLOOR PLAN DEPICTING THE PREMISES~~ INTENTIONALLY DELETED

EXHIBIT A-1 – SITE PLAN

EXHIBIT B – INITIAL ALTERATIONS

EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

EXHIBIT D – RULES AND REGULATIONS

-ii-

MULTI-TENANT INDUSTRIAL NET LEASE

REFERENCE PAGES

BUILDING:	1100 West Grove Parkway

LANDLORD:	Gateway Montrose, Inc., a California corporation

LANDLORD’S ADDRESS:	c/o RREEF Management Company, 4050 East Cotton Center Boulevard, Suite 14, Phoenix, Arizona 85040, Attention: District Manager

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Plumwood Office Portfolio, File No. 55780, Los Angeles, California 90074-5780

LEASE REFERENCE DATE:	September 11, 2009

TENANT:	Asset Acceptance, LLC, a Delaware limited liability company

TENANT’S NOTICE ADDRESS:	28405 Van Dyke, Warren, Michigan 48093, Attn: Mark A. Redman, Chief Financial Officer

PREMISES ADDRESS:	1100 West Grove Parkway, Suite 101, Tempe, Arizona 85283

PREMISES RENTABLE AREA:	Approximately 24,960 sq. ft.

USE:	Office and administrative uses in connection with a telemarketing/call center, provided that Tenant and its employees do not utilize more than Tenant’s Proportionate Share of the total parking spaces available for common use as provided below

SCHEDULED COMMENCEMENT DATE:	December 1, 2009

TERM OF LEASE:	Approximately five (5) years and six (6) months, beginning on the Commencement Date and ending on the Termination Date. The period from the Commencement Date to the last day of the same month is the “Commencement Month.”

TERMINATION DATE:	The last day of the sixty-sixth (66th) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT(Article 3) (plus rental taxes):
Term	Annual Rent per Square Foot	Annual Rent	Agreed Monthly Installment of Rent
Months 1 – 66*	$12.60	$314,496.00	$26,208.00
*plus any partial calendar month at the beginning of the Term

/s/ MR	/s/ BB
Initials

iii

INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4):	$7,063.68, plus rental taxes

TENANT’S PROPORTIONATE SHARE:	46%

TENANT’S PROPORTIONATE SHARE OF TOTAL PARKING SPACES AVAILABLE FOR COMMON USE:	One Hundred Seventy-Four (174) unreserved parking spaces, available on a first-come, first-served basis. Tenant’s Proportionate Share of the said available parking spaces is based upon a ratio of 7 spaces for each 1,000 rentable square feet leased.

SECURITY DEPOSIT:	Waived.

ASSIGNMENT/SUBLETTING FEE	$500.00 (plus applicable rental taxes)

REAL ESTATE BROKER DUE COMMISSION:	Cushman & Wakefield of Arizona, Inc. (Dave Seeger/Karsten Peterson), representing Landlord, whose fees shall be paid by Landlord pursuant to separate agreement; and Signature Associates (Salvatore Munaco) and Cushman & Wakefield of Arizona, Inc. (Mike Sayre), representing Tenant, whose fees shall be paid by Landlord’s broker pursuant to separate agreement.

~~AMORTIZATION RATE:~~	~~Ten percent (10%)~~

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through D, all of which are made a part of this Lease.

LANDLORD:			TENANT:

GATEWAY MONTROSE, INC., a California corporation			ASSET ACCEPTANCE, LLC, a Delaware limited liability company

By:	RREEF Management Company, a Delaware corporation, its Managing Agent
			By:	/s/ MARK A. REDMAN
	By:	/s/ BARRY BARTLE	Name:	Mark A. Redman
		Barry Bartle	Title:	Manager
Its: Vice President/District Manager

Dated: September 18, 2009			Dated: September 16, 2009

/s/ BB
Broker’s Initials

iv

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The ~~Premises are depicted on the floor plan attached hereto as Exhibit A, and the~~ Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease. Landlord covenants that Landlord owns fee simple title to the real property on which the Building is located and the improvements on such real property, including the Building.

1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall have access to the Premises and the parking areas 24 hours a day, 7 days a week, 365 days a year. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Landlord, at its sole cost and expense (except to the extent properly included in Expenses), shall be responsible for compliance with all governmental laws, ordinances and regulations, including the Americans with Disabilities Act (the “ADA”), with respect to the initial Landlord Work described in Exhibit B and the core, shell and common areas of the Building. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing or anything otherwise provided in Exhibit B, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the ADA to the extent such violations arise out of or are in connection with (a) the specific nature of Tenant’s business in the Premises, (b) the acts or omissions of Tenant, its employees or contractors, (c) Tenant’s arrangement of any furniture, equipment or other property in the Premises, (d) any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the initial work by Landlord), or (e) any design or configuration of the Premises specifically requested by Tenant after being informed in writing that such design or configuration may not be in strict compliance with the ADA.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2. As of the date hereof, to Landlord’s actual knowledge, there are no Hazardous Materials at the Building in excess of the legal limits prescribed by Environmental

Laws. For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and be limited to the current actual knowledge of Barry Bartle, Vice President/District Manager of RREEF Management Company, as managing agent for the Building, at the time of execution of this Lease and based solely on and subject to the contents of the most recent annual environmental audit report obtained by Landlord, and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries, it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby. Notwithstanding anything to the contrary contained herein, the Tenant Entities shall have no liability or obligation in connection with any investigation, clean-up, remediation, removal, restoration or other response costs related to any Hazardous Materials which were present on or about the Premises, or in the soil or groundwater on or under the Premises, prior to or at the Commencement Date or thereafter brought upon, disposed of or otherwise coming to be located on or about the Premises, or in the soil or groundwater on or under the Premises, except to the extent resulting from the Tenant Entities’ actions, and Landlord hereby releases the Tenant Entities from all liability and obligations in connection with such matters.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities, subject to Landlord’s rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces.

2. TERM.

2.1 The Term of this Lease shall begin on the date (“Commencement Date”) which shall be the later of the Scheduled Commencement Date as shown on the Reference Pages and the date that Landlord shall tender possession of the Premises to Tenant with the Landlord Work substantially completed, and shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises with all the ~~work, if any,~~ Landlord Work to be performed by Landlord pursuant to Exhibit B to this Lease substantially completed (as evidenced by the delivery of a so-called permit “close out” “tag” to Landlord’s contractor by the City of Tempe following a final inspection of Landlord’s Work by the City of Tempe, Landlord covenanting to promptly notify Tenant in writing of the delivery of such tag to Landlord’s contractor) , excepting only minor “punch list items” (as that term is commonly used in the construction industry). Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2 Except as otherwise provided below, Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, and ~~but~~ Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within ~~one hundred twenty (120)~~ ninety (90) days after the Scheduled Commencement Date (the “Delivery Deadline”) (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option, by delivering written notice of such election to Landlord not later than fifteen (15) days after the Delivery Deadline, to either (i) receive an abatement against the Rent first becoming due under this Lease in an amount equal to $862.00 per day for each day after the Delivery Deadline until possession of the Premises is tendered to Tenant or (ii) terminate this Lease; provided, however, the Delivery Deadline shall be extended on a day-for-day basis to the extent any such ~~unless said~~ delay is as a result of: (a) Tenant’s failure to agree to plans and specifications and/or construction cost estimates or bids; (b) Tenant’s request for materials, finishes or installations other than Landlord’s standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant’s change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant and performing work pursuant to Section 2.3 below (each of the foregoing, a “Tenant Delay”). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay. Tenant’s failure to deliver to Landlord written notice of its election of either option (i) or (ii) within fifteen (15) days after the Delivery Deadline shall be deemed a waiver by Tenant of its right to terminate this Lease due to Landlord’s failure to deliver the Premises to Tenant by the Delivery Deadline, in which case Tenant shall be entitled to the $862.00 per day abatement of Rent as provided above in option (i).

2.3 Provided that this Lease is then fully executed and Tenant has delivered to Landlord all prepaid rental and the insurance certificates required hereunder, Landlord shall provide Tenant early access to the Premises at least twenty (20) days prior to the Commencement Date for the limited purpose of installing Tenant’s special equipment, such as telephone systems, computer systems, associated cabling and wiring, furniture systems and the like. In connection with such installation by Tenant, Tenant acknowledges that such access to the Premises during that time will be shared with Landlord while Landlord is in the process of completing the work pursuant to Exhibit B, and Tenant shall reasonably cooperate with Landlord in coordinating such early access so as not to delay or otherwise interfere with the completion of the work by Landlord. In connection therewith, Tenant agrees to use its best efforts not to damage or harm in any way the Premises and/or the leasehold improvements which have been or are being constructed, and Tenant shall indemnify, defend and hold harmless Landlord for, from and against any such loss, damages or other claims caused by Tenant or its agents, employees, servants or contractors. In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date. Even though the Term of this Lease does not commence until the Commencement Date, this Lease shall be in full force and effect as a binding obligation of the parties from and after the date this Lease is fully executed.

3. RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. If an Event of Default occurs, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid within seven (7) days after the date when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to five percent (5%) ~~ten percent (10%)~~ of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building (including the amount of any credits which Landlord may grant to particular tenants of the Building in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges to the extent not separately paid for by other tenants of the Building; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building (including management and/or administrative fees not to exceed three percent [3%] of the gross revenues of the Building for such Lease Year [which revenues shall include base rent, additional rent, operating expense reimbursements, tax reimbursements and other revenues collected by Landlord from the tenants and occupants of the Building]); air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees (exclusive of accounting and legal fees incurred in connection with negotiations or disputes with or evictions of prospective tenants or tenants or other occupants of the Building); any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses, except for costs of improvements, repairs or replacements of the roof, foundation and walls of the Building; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include (a) depreciation or amortization of the Building or equipment in the Building, except as provided herein, other debt costs, if any, or loan principal payments, (b) costs of alterations of tenants’ premises or costs of other services or work performed for the singular benefit of another tenant or occupant, (c) leasing commissions or other similar compensation, (d) interest expenses on long-term borrowings, (e) costs incurred by Landlord to correct defects in design, materials or workmanship in connection with any portion of the Building, including but not limited to the parking lot, (f) costs incurred to remove, remedy, contain, or treat Hazardous Materials (except to the extent resulting from the Tenant Entities’ actions), or (g) advertising or marketing costs or expenses and public relations and promotional costs and attorneys’ fees associated with the leasing of the Building, (h) legal, space planning, construction and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building, (i) any expense for which Landlord actually receives reimbursement from insurance proceeds, condemnation awards, other tenants (other than through the payment of additional rent under such tenants’ leases) or any other source, (j) costs incurred in connection with the sale, financing, refinancing, mortgaging or other changes of ownership of the Building, and (k) rental under any ground or underlying lease or leases.

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

4.2 Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year.

4.3 The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. ~~In the event that during all or any portion of any Lease Year, the Building is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.~~ Notwithstanding the foregoing, if in any Lease Year Tenant’s Proportionate Share of Expenses shall have increased by more than ten percent (10%) of Tenant’s share of Proportionate Share of Expenses for the prior Lease Year, Tenant (in accordance with the further provisions of this Section 4.3) shall have the right to employ accountants on a contingency fee basis. Tenant shall deliver to Landlord a copy of the results of such review within fifteen (15) days after receipt by Tenant. Upon receipt of such results, Landlord may object to Tenant’s determination by providing Tenant with written notice of such objection within thirty (30) days following receipt by Landlord of Tenant’s results. If Landlord timely objects, Landlord and Tenant shall appoint, by mutual agreement, a neutral independent certified public accountant who shall promptly make a written determination of the Expenses for the period in question and shall provide such determination to Landlord and Tenant. The neutral independent certified public accountant’s determination shall be binding upon Landlord and Tenant for all purposes. If the neutral independent certified public accountant determines that Landlord has not overstated Tenant’s Proportionate Share of Expenses by three percent (3%) or more during the applicable Lease Year, then Tenant shall reimburse Landlord for Landlord’s costs related to Tenant’s contingency fee review, not to exceed One Thousand and No/100 Dollars ($1,000.00), as well as the fees and costs owed to the neutral independent certified public accountant for its services.

4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash.

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. INTENTIONALLY DELETED. ~~SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled.~~

6. ALTERATIONS.

6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question. Notwithstanding the foregoing, Landlord’s consent shall not be required for any alteration, addition or improvement that satisfies all of the following criteria (a “Cosmetic Alteration”): (a) is of a cosmetic nature such as painting (but not wallpapering), hanging pictures, hanging white boards and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Building systems or structure; (d) does not require work to be performed inside the walls or above the ceiling of the Premises; and, (e) does not require a building permit. Cosmetic Alterations shall otherwise be subject to all the other provisions of this Article 6 and this Lease.

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event where Landlord’s participation, supervision, management or oversight is required, or where Tenant employs Landlord’s contractor, except in connection with the initial Landlord Work provided by Landlord pursuant to Exhibit B, Landlord may charge Tenant a construction management fee not to exceed ~~five~~ three percent (~~5~~3%) of the cost of such work to cover its overhead as it relates to such proposed work (provided that such construction management fee shall not apply to any Cosmetic Alteration), plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due within thirty (30) ~~five (5)~~ days after Landlord’s demand.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien, surety company performance bonds and funded construction escrows and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4. ~~Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2.~~

7. REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain the structural portions of the roof, foundation and walls of the Building. By taking possession of the Premises in accordance with the terms and provisions of this Lease, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be responsible, at Landlord’s sole cost and expense, for the repair of any latent structural defects discovered by Tenant at any time during the Term, including any extensions thereof. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Notwithstanding anything to the contrary provided above, Landlord shall deliver the Premises with all heating and air conditioning systems serving the Premises (collectively, the “HVAC Systems”) in good working order. In addition, Landlord shall, at its sole cost and expense and without reimbursement from Tenant, be responsible for any repairs and replacements that are outside the scope of the regularly scheduled preventative maintenance/service contract that Tenant is required to maintain under this Lease and that are reasonably necessary to maintain said HVAC Systems in good working order, for a period of eighteen (18) months from the Commencement Date, except to the extent any such repairs or replacements are required as a result of any acts or omissions of Tenant, its agents, employees or contractors. If Tenant has not notified Landlord in writing by the expiration of such eighteen (18)-month period of any alleged repairs or replacements which Tenant claims to be necessary, Landlord shall have no further duty to complete any such alleged repairs and/or replacements pursuant to this paragraph, except as may be otherwise specifically required by this Lease. Landlord’s liability under this paragraph shall be limited to the repair and/or replacement, as the case may be, of defective parts and, in no event, shall Landlord be liable for special or consequential damages. Notwithstanding the foregoing, if Tenant does not (i) enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Landlord for servicing all HVAC Systems (such approval not to be unreasonably withheld), and (ii) provide to Landlord written confirmation thereof together with a copy of the signed contract, within thirty (30) days after the date Tenant initially takes occupancy of the Premises, then all of the foregoing obligations of Landlord relative to the HVAC Systems shall be void ab initio and Landlord shall have no duty whatsoever to make any such repairs or replacements.

7.2 Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters exclusively serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems exclusively serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass). Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its ~~agents,~~ employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant’s business activities or caused by Tenant’s default hereunder.

7.3 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

7.4 Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Should Tenant fail to do so, Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead.

7.5 Intentionally Deleted. ~~Landlord shall coordinate any repairs and other maintenance of any railroad tracks serving the Building and, if Tenant uses such rail tracks, Tenant shall reimburse Landlord or the railroad company from time to time upon demand, as additional rent, for its share of the costs of such repair and maintenance and for any other sums specified in any agreement to which Landlord or Tenant is a party respecting such tracks, such costs to be borne proportionately by all tenants in the Building using such rail tracks, based upon the actual number of rail cars shipped and received by such tenant during each calendar year during the Term.~~

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within twenty (20) ~~five (5)~~ days after Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least sixty (60) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee. Landlord shall notify Tenant within ten (10) days of Landlord’s receipt of such notice whether Landlord consents to the requested sublease or assignment. So long as all required information (as set forth above) is provided to Landlord with Tenant’s notice and Tenant’s notice specifies in all capital letters and boldface type on page one of such notice the following (or in form and substance substantially similar to the following): “YOUR FAILURE TO APPROVE OR DISAPPROVE OF THE REQUESTED SUBLEASE OR ASSIGNMENT SET FORTH IN THIS NOTICE WITHIN TEN (10) BUSINESS DAYS OF YOUR RECEIPT HEREOF SHALL ENTITLE THE UNDERSIGNED TO ENTER INTO SUCH SUBLEASE OR ASSIGNMENT WITHOUT YOUR CONSENT,” then if Landlord fails to respond within such ten (10) business day period, Landlord will be deemed to have consented to the requested sublease or assignment.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 Intentionally Deleted. ~~In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within thirty (30) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.~~

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) ~~one hundred percent (100%)~~ of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease; provided, however, Tenant shall not be required to pay any such costs or attorney’s fees in excess of $750.00 (in addition to the Assignment/Subletting Fee) so long as Tenant utilizes Landlord’s then current standard transfer document and does not require any modification or amendment of this Lease. ~~Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.~~

9.7 If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment; provided, however, so long as the Tenant is Asset Acceptance, LLC, a Delaware limited liability company, then the foregoing events shall not be deemed an assignment of this Lease so long as Tenant’s ultimate parent company remains Asset Acceptance Capital Corp. (“AACC”), the current parent of Tenant.

9.8 Notwithstanding anything to the contrary contained in this Article 9, Tenant shall have the right to assign this Lease or sublet all or any part of the Premises, without the consent of Landlord and without being subject to the Increased Rent and payment provisions above (each, a “Permitted Transfer”), to: (1) any entity resulting from a merger or consolidation with Tenant, or any organization purchasing substantially all of Tenant’s assets; (2) any entity resulting from a merger or consolidation with AACC; (3) any entity succeeding to substantially all of the business and assets of Tenant; (4) any entity succeeding to substantially all of the business and assets of AACC; (5) any subsidiary, affiliate or parent of Tenant; (6) any subsidiary or affiliate of AACC; (7) any entity controlling, controlled by or under common control with Tenant or AACC; or (8) any entity resulting from the reorganization of Tenant outside of a bankruptcy organization (each, a “Permitted Transferee”). For purposes of this Lease, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. Although no consent of Landlord shall be required for a Permitted Transfer, Tenant shall provide Landlord at least thirty (30) days’ prior written notice of any such Permitted Transfer, and such Permitted Transfer shall be effective only if all of the following conditions are first satisfied: (a) Tenant shall not then be in default under this Lease; (b) the proposed assignee or sublessee shall have at least the same financial strength as Tenant to perform the obligations under this Lease; (c) a fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Landlord may reasonably request shall be delivered to Landlord; and (d) the Premises shall continue to be operated solely for the use permitted hereunder. Tenant acknowledges, and at Landlord’s request at the time of such assignment or subletting shall confirm, that in each instance Tenant shall remain liable for the performance of the terms and conditions of this Lease despite such assignment or subletting.

9.9 Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors and except as otherwise expressly provided in this Lease. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy, except to the extent such compliance is Landlord’s obligation under this Lease; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES. Landlord shall make available, without mark-up or profit, to the Premises electricity, telephone and telecommunications utilities and services, to which Tenant may connect and activate its accounts with the applicable providers, and Tenant shall pay for all ~~water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other~~ such utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for such utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers, provided that Landlord shall deliver possession of the Premises to Tenant with all such items in good working condition. Landlord shall also make available to the Premises, without mark-up or profit, water, sewer and sprinkler system utilities and services, which utilities and services are not separately metered and shall be included within Expenses pursuant to the provisions of Article 4. ~~If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder.~~ Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises. Notwithstanding anything stated above to the contrary, in the event essential utility services to the Premises (i.e., air conditioning or electrical) are interrupted for a consecutive period of five (5) or more days, such interruption does not arise in whole or in part as a result of an act or omission of Tenant or any of the Tenant Entities, such interruption is not caused by a fire or other casualty, such interruption substantially interferes with Tenant’s use of all or a substantial portion of the Premises for the conduct of its business and Tenant in fact ceases to use all or a substantial portion of the Premises for the conduct of its business, then Tenant shall give Landlord written notice of such interruption and Tenant’s intention to abate the payment of rent under this Lease (the “Interruption Notice”). If Landlord does not restore such essential utilities to the Premises within five (5) days after receipt of the Interruption Notice (the “Abatement Deadline”), then, as its sole and exclusive remedy therefor, Tenant may immediately abate or reduce the rent payable under this Lease after the Abatement Deadline until sufficient utility services are restored, in the proportion that the rentable area of the Premises that Tenant is prevented from using and does not use, bears to the total rentable area of the Premises. Further notwithstanding anything stated above to the contrary, in the event essential utility services to the Premises are interrupted for a consecutive period of three (3) or more days as the result of the gross negligence or willful misconduct of Landlord or its employees or contractors, such interruption does not arise in whole or in part as a result of an act or omission of Tenant or any of the Tenant Entities, such interruption substantially interferes with Tenant’s use of all or a substantial portion of the Premises for the conduct of its business and Tenant in fact ceases to use all or a substantial portion of the Premises for the conduct of its business, then Tenant shall give Landlord written notice of such interruption and Tenant’s intention to abate the payment of rent under this Lease (the “Landlord Caused Interruption Notice”). If Landlord does not restore such essential utilities to the Premises within one (1) day after receipt of the Landlord Caused Interruption Notice (the “Interruption Abatement Deadline”), then, as its sole and exclusive remedy therefor, Tenant may immediately abate or reduce the rent payable under this Lease from the date when essential utility services ceased until the date that sufficient utility services are restored, in the proportion that the rentable area of the Premises that Tenant is prevented from using and does not use, bears to the total rentable area of the Premises.

14. HOLDING OVER. If Tenant provides written notice (the “Holdover Notice”) to Landlord at least sixty (60) days prior to the end of the Term, Tenant shall have the right to retain possession of all or any part of the Premises after termination of this Lease by lapse of time or otherwise for a period of up to sixty (60) days (the “Permitted Holdover Period”), in which event Tenant shall pay to Landlord until the date Tenant vacates the Premises a daily rent equal to two hundred percent (200%) of the rate of all base rent and Expenses in effect during the last month of the Term (the “Holdover Rent”). The Holdover Notice shall specify the number of days (up to sixty [60]) that Tenant intends to holdover in the Premises (which shall then become the number of days that Tenant is permitted to hold over in the Premises) and shall be accompanied by the full amount of the Holdover Rent payable for such number of days; provided that (notwithstanding the number of days Tenant elects to include in the Permitted Holdover Period specified in the Holdover Notice) Tenant shall be obligated to pay to Landlord Holdover Rent for the actual number of days Tenant holds over in the Premises. ~~Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be Two Hundred Percent (200%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and~~ If Tenant retains possession of the Premises or part of them after the expiration of the Permitted Holdover Period without the express written consent of Landlord, it shall constitute an immediate material Event of Default without the need to give any notice to Tenant or provide any right of Tenant to cure, and Landlord shall have all rights and remedies available to Landlord under Article 19, at law or in equity. ~~also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month or one (1) year, whichever shall be specified in such notice, in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created~~. Except as expressly provided herein, ~~In any event,~~ no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Landlord covenants that, as of the date of this Lease, there are no ground or underlying leases, mortgages or deeds of trust affecting the Building or Landlord’s interest or estate in the Building. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to any future ground or underlying leases and to the lien of any future mortgages or deeds of trust ~~now or~~ hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Notwithstanding the foregoing, except (i) to the extent requested by Tenant, (ii) in connection with regularly scheduled maintenance program disclosed to Tenant, and/or (iii) in the event of an emergency, Landlord shall provide to Tenant reasonable prior notice (either written or oral) before Landlord enters the Premises to perform any repairs therein. Landlord shall have the right at any time to change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building provided that the Premises at all times remain accessible by reasonable means and to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17. In exercising its rights under this Section 17.1, Landlord shall use commercially reasonable, good faith efforts to not unreasonably interfere with Tenant’s use and occupancy of the Premises.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events after expiration of any applicable notice and cure periods shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any two (2) such notices shall be given, for the twelve (12) month period commencing with the date of such first notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within ~~twenty (20)~~ thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such ~~twenty (20)~~ thirty (30) day period, Tenant has commenced the cure within such ~~twenty (20)~~ thirty (30) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

19.1.4 Upon any termination of Tenant’s right to possession only without termination of the Lease:

19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease ~~for amortization, including interest at the Amortization Rate. For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease, under Exhibit B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord’s Work, as defined in Exhibit B), and for brokers’ commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Section 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession Amount concerned to the end of the full Initial Term of this Lease would be determined. The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant’s default, except that (i) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the Effective Date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount~~.

19.4 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.6 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.

19.7 Intentionally Deleted. ~~To secure the payment of all rentals and other sums of money becoming due from Tenant under this Lease, Landlord shall have and Tenant grants to Landlord a first lien upon the leasehold interest of Tenant under this Lease, which lien may be enforced in equity, and a continuing security interest upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord under this Lease shall first have been paid and discharged. Upon the occurrence of an Event of Default, Landlord shall have, in addition to any other remedies provided in this Lease or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section 19.7 at public or private sale upon five (5) days’ notice to Tenant. Tenant shall execute all such financing statements and other instruments as shall be deemed necessary or desirable in Landlord’s discretion to perfect the security interest hereby created.~~

19.8 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

19.9 If more than two (2) ~~one (1)~~ Events of Default occurs during any consecutive twelve (12) months of the Term or any renewal thereof, if Tenant’s right to possession of the Premises is terminated following the occurrence of any Event of Default, if Tenant vacates or abandons the Premises, or upon the expiration or any earlier termination of this Lease, in any such event Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days from the date of such damage, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within ~~sixty (60)~~ thirty (30) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this

Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant following the completion of the Landlord Work (defined in Exhibit B), including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if (a) Landlord provided notice with its consent to such Alteration that Landlord would require removal of such Alteration at the expiration or earlier termination of this Lease or Tenant’s right of possession of the Premises, and (b) Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term, Tenant shall at Tenant’s sole cost, remove any such Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. In lieu of requiring Tenant to remove such Alterations and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, within thirty (30) days after invoice, the cost of such removal and repair in an amount reasonably estimated by Landlord. Tenant must at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”); provided, however, at Tenant’s option, Tenant may instead abandon such Personalty to Landlord and pay to Landlord, as additional rent, within thirty (30) days after invoice, the cost reasonably estimated by Landlord to remove and dispose of such Personalty. Personalty not so removed shall be automatically deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty~~, as well as any damage caused by such removal~~. ~~In lieu of requiring Tenant to remove Alterations and Personalty and repair the Premises as aforesaid, Landlord may, by written notice to Tenant delivered at least thirty (30) days before the Termination Date, require Tenant to pay to Landlord, as additional rent hereunder, the cost of such removal and repair in an amount reasonably estimated by Landlord.~~

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant’s obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, simultaneously therewith, a sum equal to the aggregate of any municipal, county, state and/or federal excise, rent, sales, use or transaction privilege taxes now or hereafter legally levied or imposed against, or on account of, any or all amounts payable under this Lease by Tenant or the receipt thereof by Landlord. ~~upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises.~~ In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. INTENTIONALLY DELETED. RELOCATION OF TENANT. Landlord, at its sole expense, on at least sixty (60) days prior written notice, may require Tenant to move from the Premises to other space of comparable size and decor in order to permit Landlord to consolidate the space leased to Tenant with other adjoining space leased or to be leased to another tenant. In the event of any such relocation, Landlord will pay all expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises from which Tenant is moving, and Landlord will also pay the expense of moving Tenant’s furniture and equipment to the relocated premises. In such event this Lease and each and all of the terms and covenants and conditions hereof shall remain in full force and effect and thereupon be deemed applicable to such new space except that revised Reference Pages and a revised Exhibit A shall become part of this Lease and shall reflect the location of the new premises.

30. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

31. TENANT’S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

32. FINANCIAL STATEMENTS AND CREDIT REPORTS. At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not request Tenant’s financial statements as provided above if Tenant is a publicly traded entity on the “over-the-counter” market or any recognized national or international securities exchange and, consequently, Tenant’s audited financial statements prepared in accordance with generally accepted accounting principles are generally available to Landlord through the public domain.

33. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

34. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

35. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

37. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

38. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

39. SIGNAGE. Tenant shall have the right to install and maintain a sign bearing Tenant’s name (the “Sign”) at the top of the exterior wall of the Building immediately above the entrance to the Premises, subject to approval of the City of Tempe. The design details and specifications of the Sign shall be subject to the prior approval of Landlord, shall conform to Landlord’s overall signage plan for the Building, and shall be further subject to the approval of the City of Tempe, with any necessary permits or licenses to be obtained by Tenant at Tenant’s sole cost and expense. The fabrication and installation of the Sign shall be completed by Tenant at Tenant’s sole cost and expense. Tenant shall maintain the Sign in first class condition and repair, at Tenant’s sole cost and expense, and shall indemnify, defend and hold harmless Landlord for, from and against any injury, loss or damage arising from the installation, maintenance or removal of the Sign. Upon the expiration or sooner termination of this Lease or Tenant’s right to possession of the Premises or upon Tenant’s vacation or abandonment of the Premises, Tenant shall promptly remove the Sign and repair any and all damage caused by such removal. If Tenant at any time fails to promptly perform its maintenance obligations or remove the Sign and repair any and all such damage, Landlord shall have the right to do so at Tenant’s sole cost and expense and Tenant shall promptly reimburse Landlord for any such costs as additional rent.

40. OPTIONS TO EXTEND.

40.1 Landlord hereby grants Tenant two (2) options (each an “Option to Extend Term”) to extend the Lease Term for the entire Premises only, in accordance with the terms of this Article. Each Option to Extend Term shall extend the Lease Term for an additional five (5) years (each an “Extended Term”) commencing upon the expiration of the Lease Term or the first Extended Term, as the case may be. If Tenant exercises an Option to Extend Term, all of the terms contained in this Lease shall continue in full force and effect during the applicable Extended Term, except with respect to the following:

40.1.1 Annual Rent for the Extended Term shall be adjusted on the first day of the Extended Term to the then Current Market Rate, including escalations. The term “Current Market Rate” shall mean the bona fide rates, terms and conditions then being offered, as of the commencement of the Extended Term, in “arm’s length” transactions to comparable tenants under renewal leases or amendments for comparable space within comparable/similar class buildings in the same geographic submarket as the Building, taking into account all tenant inducements then being given to renewing tenants including, but not limit to, rent abatements, tenant improvement allowances and/or remodeling allowances and parking concessions; and

40.1.2 Tenant shall have no further right to extend the Lease Term after the expiration of the second Extended Term, whether pursuant to the provisions of this Article or otherwise.

40.2 Each Option to Extend Term shall be exercised, if at all, only by written notice (“Notice to Extend Term”) delivered by Tenant to Landlord at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the Lease Term or the first Extended Term, as the case may be. If Tenant does not deliver the Notice to Extend Term within the time period set forth herein after notice thereof from Landlord, such Option to Extend Term shall lapse and Tenant shall have no right to extend the Lease Term or the first Extended Term, as the case may be. Within twenty (20) days after Landlord’s receipt of the Notice to Extend Term, Landlord shall provide Tenant written notice setting forth the Current Market Rate for the applicable Extended Term (“Extension Rental Notice”), including any step increases over the Extended Term. Within ten (10) days following the date Landlord delivers the Extension Rental Notice to Tenant, Tenant shall, by written notice delivered to Landlord, either (a) accept the Current Market Rate as stated in the Extension Rental Notice (“Notice of Acceptance”), or (b) reject the Current Market Rate as stated in the Extension Rental Notice (“Notice of Rejection”). If Tenant does not deliver either the Notice of Acceptance or the Notice of Rejection within said ten (10) day period, Tenant shall be deemed to have accepted Landlord’s determination of the Current Market Rate.

40.3 If Tenant delivers the Notice of Rejection within said ten (10) day period, the parties shall negotiate in good faith in an effort to agree upon the Current Market Rate within fifteen (15) days after Tenant delivers the Notice of Rejection. If the parties fail to reach an agreement within said fifteen (15) day negotiation period, each party shall select an impartial appraiser licensed in the State of Arizona, who is a member of the American Institute of Real Estate Appraisers or, if it shall not then be in existence, a member of the most nearly comparable organization, who has a minimum of five (5) years’ experience in the Phoenix, Arizona, commercial leasing market, and who is not affiliated with either party or involved in an active transaction in which either party is also involved, and shall notify the other party, in writing, of its selection within ten (10) days after the expiration of the negotiation period. The appraisers shall attempt to reach an agreement concerning the Current Market Rate within the next ten (10) days after their appointment. If the two appraisers agree upon the Current Market Rate, such determination shall be final and binding on the parties and shall constitute the Annual Rent payable by Tenant during the applicable Extended Term. If the two appraisers do not mutually agree upon the Current Market Rent, the two appraisers shall promptly select a third appraiser and the third appraiser will then notify Landlord and Tenant of such appraiser’s name, address and selection within five (5) days after his or her appointment. The third appraiser shall satisfy the same professional qualifications set forth above for the other appraisers, with the added qualification that he or she shall not have represented either party or any of its affiliates in any capacity during the five (5) years prior to his or her selection as the third appraiser. Within ten (10) days after the selection of the third appraiser, such appraiser shall select either Landlord’s or Tenant’s position concerning the Current Market Rate in its entirety, without averaging or otherwise adjusting such value in any manner, and shall notify the parties and the other two appraisers of his or her decision. The third appraiser’s decision concerning the Current Market Rate shall be binding upon the parties, shall not be subject to any right of appeal and shall constitute the Annual Rent payable by Tenant during the applicable Extended Term. Each party shall be responsible for the fees and costs of its appraiser. The non-prevailing party shall be responsible for the fees and costs of the third appraiser.

40.4 If Tenant delivers the Notice of Acceptance, or is deemed to have accepted Landlord’s determination of the Current Market Rate, as set forth above in Section 40.2, or if the Current Market Rate is otherwise determined in accordance with the provisions of Section 40.3 above, Landlord shall prepare and the parties shall both execute an appropriate amendment to this Lease setting forth the applicable Extended Term and Annual Rent for the Extended Term pursuant to this provision (“Extended Term Amendment”). If the Current Market Rate has not been determined as of the commencement of the Extended Term and until the Current Market Rate is determined in the manner provided above, Tenant shall pay monthly installments of Annual Rent in an amount equal to 110% of the monthly installments of Annual Rent payable for the calendar month immediately preceding the commencement of the applicable Extended Term (“Temporary Rent”). Within ten (10) days after the final determination of the Current Market Rate, Landlord shall refund to Tenant, or Tenant shall pay to Landlord, as the case may be, an amount equal to the difference between the Temporary Rent paid by Tenant and the finally determined Current Market Rate for the same period.

40.5 Each Option to Extend Term shall be exercisable by Tenant on the express conditions that at the time of the exercise of the Option to Extend Term and at all times prior to, and upon the date of, the commencement of the applicable Extended Term, Tenant shall not be in default under any of the provisions of this Lease beyond any applicable cure period, unless such restriction is expressly waived in writing by Landlord (which election shall be in Landlord’s sole discretion). Each Option to Extend Term granted herein is subject to any existing or prior rights of expansion, extension, renewal, negotiation, offer and other rights and options which third parties may have for the Premises.

40.6 Each Option to Extend Term is personal to Tenant and its Permitted Transferees. If Tenant mortgages, pledges, hypothecates or encumbers this Lease or its interest in the Premises, or if Tenant assigns this Lease or sublets all or any portion of the Premises to other than a Permitted Transferee (“Assigns” or “Assign” for purposes of this Article only) prior to the exercise of an Option to Extend Term, then such Option to Extend Term and any then remaining unexercised Option to Extend Term shall lapse. If Tenant Assigns any interest of Tenant in this Lease or the Premises after the exercise of the Option to Extend Term, but prior to the commencement of the applicable Extended Term, such Option to Extend Term and any then remaining unexercised Option to Extend Term shall lapse and this Lease shall expire as if the Option to Extend Term had not been exercised, unless such restriction is expressly waived in writing by Landlord (which election shall be in Landlord’s sole discretion).

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41. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.

LANDLORD:			TENANT:

GATEWAY MONTROSE, INC., a California corporation			ASSET ACCEPTANCE, LLC, a Delaware limited liability company

By:	RREEF Management Company, a Delaware corporation

			By:	/s/ MARK A. REDMAN
	By:	/s/ BARRY BARTLE	Name:	Mark A. Redman
		Barry Bartle	Title:	Manager
Its: Vice President/District Manager

Dated: September 18, 2009			Dated: September 16, 2009

/s/ BB
Broker’s Initials

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

~~attached to and made a part of Lease bearing the~~

~~Lease Reference Date of September 1, 2009, between~~

~~Gateway Montrose, Inc., a California corporation, as Landlord and~~

~~Asset Acceptance LLC, as Tenant~~

~~Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.~~

INTENTIONALLY DELETED

/s/ MR	/s/ BB

Initials

A

/s/ MR	/s/ BB

Initials

A-1

EXHIBIT B – INITIAL ALTERATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of September 11, 2009, between

Gateway Montrose, Inc., a California corporation, as Landlord and

Asset Acceptance, LLC, as Tenant

Landlord shall, using Building standard materials, finishes and specifications (with Tenant’s choice of Building standard colors), construct the Premises for Tenant’s use and occupancy substantially in accordance with that certain detailed space plan and notes approved by Landlord and Tenant ~~attached hereto as Exhibit B-1~~ (“Space Plan”). The work required to be performed by Landlord in accordance with the Space Plan is herein referred to as the “Landlord Work”. By its execution of the Lease, Tenant confirms its approval of the Space Plan in all respects. Landlord shall use commercially reasonable efforts to cause the Landlord Work to be completed promptly, without undue delay or interruption by Landlord or its contractors. Landlord shall cause the Landlord Work to be completed in a good and workmanlike manner, using new or like-new materials, and in substantial compliance with all applicable governmental statutes, ordinances, rules, regulations and orders relating to the construction of the Landlord Work, including, without limitation, building codes and (to the extent not already existing in the Premises) installation of required fire suppression equipment. Landlord reserves the right to make substitutions of materials or components of equivalent grade and quality if and when any specified material or component shall not be readily or reasonably available. If Tenant has not informed Landlord of its choice of Building standard colors for the applicable portions of the Landlord Work within ten (10) days after the date of Tenant’s execution of the Lease, Landlord shall be entitled to conduct the Landlord Work using its own choice of Building standard colors. Landlord shall cause to be prepared by Landlord’s architects any necessary working drawings for the construction of the Landlord Work in accordance with the Space Plan, adequate in detail to perform the work, and shall obtain, at Landlord’s sole cost and expense, any governmental or quasi-governmental permits, licenses and approvals that are required for the performance of the Landlord Work. Tenant shall have no right to review or object to such working drawings so long as the same are consistent with the Space Plan. Landlord shall pay for all costs in connection with the Landlord Work, based on the Space Plan attached hereto. Any additional costs, including, without limitation, costs for architectural, engineering and design fees, permits, labor and materials, due to changes in the Landlord Work reflected in the Space Plan or in the working drawings, as requested by Tenant, or any change in the Building standards requested by Tenant, or to increase the electrical power available to the Premises to exceed 800 AMPS, shall be paid by Tenant to Landlord,. as additional rent, within ten (10) days after request by Landlord, which may be made prior to the commencement of construction of the Landlord Work or Landlord entering into any construction contract or change order.

Except as set forth above and in the Lease, Tenant acknowledges and agrees that the Premises are being leased to Tenant in an “AS IS” condition, without representation, warranty or covenant of or from Landlord and without any obligation of Landlord to construct or pay for any other tenant improvements of any kind or character whatsoever. Except as set forth above and in the Lease, Tenant acknowledges that Landlord has made no representations or warranties, express or implied, concerning the tenant improvements presently existing at, or the condition of, the Premises, and Tenant further acknowledges that it has had adequate opportunity to inspect and approve, and has adequately inspected and approved, the tenant improvements presently existing at, and the condition of, the Premises. Tenant shall be solely responsible for the suitability for the Tenant’s needs and business of the design and function of the tenant improvements. Tenant shall also be responsible for procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property (“Personal Property”) to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant.

Any other tenant improvements desired by Tenant, and approved by Landlord (which approval shall not be unreasonably withheld), shall be performed by Landlord or Landlord’s contractors, unless Landlord otherwise consents in writing. If Tenant desires any improvements in addition to the Landlord Work described above (“Additional Work”), Tenant shall cause the necessary drawings, plans and specifications for the Additional Work to be included on the working drawings, or shall submit to Landlord or Landlord’s agent (at Tenant’s sole cost and expense) the necessary drawings, plans and specifications for the Additional Work within five (5) days after execution of this Lease. Prior to commencing any such Additional Work requested by Tenant, Landlord or Landlord’s agent shall submit to Tenant a written estimate of the cost of such Additional Work. If Tenant shall fail to approve said estimate within seven (7) days from the receipt thereof, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon. If Tenant desires any changes in the Additional Work after having approved the initial plans and cost estimate, Tenant shall be required to sign such field order changes requested by Landlord or Landlord’s contractors or agents to evidence any such change desired by Tenant. Tenant acknowledges that no cost estimate will be given for any changes in the Additional Work after the initial cost estimate has been approved by Tenant, and Tenant shall be responsible for any and all costs associated with any such change.

/s/ MR	/s/ BB

Initials

B

Substantial completion of the Premises shall be deemed to occur on the date when the Landlord Work and Additional Work have been sufficiently completed (except for punchlist items which do not materially, adversely affect Tenant’s use) such that Tenant can reasonably use the Premises or complete any improvements or changes to the Premises to be made by Tenant. If the substantial completion of the Premises by Landlord is delayed due to any act or omission of Tenant or Tenant’s representatives, including any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any estimates or in giving any authorization or approval or as a result of Tenant change orders, the Premises shall be deemed substantially completed on the date when the Landlord Work and Additional Work would have been substantially completed but for such delay. If there is any dispute as to whether Landlord has substantially completed the Landlord Work and Additional Work, Landlord may request a good faith decision by Landlord’s architect which shall be final and binding on the parties.

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EXHIBIT B-1 – SPACE PLAN

~~attached to and made a part of Lease bearing the~~

~~Lease Reference Date of September 1, 2009, between~~

~~Gateway Montrose, Inc., a California corporation, as Landlord and~~

~~Asset Acceptance LLC, as Tenant~~

INTENTIONALLY DELETED

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EXHIBIT C – COMMENCEMENT DATE MEMORANDUM

attached to and made a part of Lease bearing the

Lease Reference Date of September 11, 2009, between

Gateway Montrose, Inc., a California corporation, as Landlord and

Asset Acceptance, LLC, as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of         , 20         , by and between              (“Landlord”) and              (“Tenant”).

Recitals:

A.	Landlord and Tenant are parties to that certain Lease, dated for reference , 20 (the “Lease”) for certain premises (the “Premises”) consisting of approximately square feet at the building commonly known as .

B.	Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.	Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.	The actual Commencement Date is .

2.	The actual Termination Date is .

3.	The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

4.	The 18-month HVAC Systems warranty period described in Section 7.1 of the Lease commences on the Commencement Date and expires on .

5.	Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:

By:	RREEF Management Company, a Delaware corporation

By:	DO NOT SIGN	By:	DO NOT SIGN
Name:		Name:
Title:		Title:
Dated:		Dated:

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EXHIBIT D – RULES AND REGULATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of September 11, 2009, between

Gateway Montrose, Inc., a California corporation, as Landlord and

Asset Acceptance, LLC, as Tenant

1. Except as set forth in the Lease, no sign, placard, picture, advertisement, name or notice (collectively referred to as “Signs”) shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord’s sole discretion. All approved Signs shall be printed, painted, affixed or inscribed at Tenant’s expense by a person or vendor approved by Landlord and shall be removed by Tenant at Tenant’s expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant’s expense and without notice.

2. If Landlord reasonably objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

4. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

5. Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

6. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole discretion.

7. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof. Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

8. No cooking shall be done or permitted on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

9. Tenant shall not use any hand trucks except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building. Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

10. Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant’s business except that Tenant may include the Building name in Tenant’s address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

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11. All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

12. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

13. Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

14. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without Landlord’s prior written consent.

15. No person shall go on the roof without Landlord’s permission.

16. Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

17. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

18. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

19. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

20. Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

21. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

22. Any directory of the Building or project of which the Building is a part (“Project Area”), if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

23. Canvassing, soliciting, distribution of handbills or any other written material in the Building or Project Area is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

24. Tenant shall not use or permit the use of the Premises, the parking facilities or the other common areas in any manner which, in Landlord’s reasonable opinion, is inconsistent with the first-class nature of the Building. Tenant shall cause its employees to conduct themselves at all times in a professional and courteous manner, to be considerate of the other tenants and occupants of the Building, and to present a neat, clean and professional appearance. Loitering is not permitted in the parking facilities or other common areas of the Building. Unprofessional conduct and behavior is expressly prohibited, including without limitation any loud, crude or otherwise offensive or intimidating behavior.

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25. Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

26. Driveways, sidewalks, halls, passages, exits, entrances and stairways (“Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

27. Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Tenant and its employees shall not utilize more than Tenant’s Proportionate Share of the total parking spaces available for common use as provided in the Lease. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

28. No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

29. During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

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